Exhibit 23.1

Consent of Independent Auditor

Legacy Reserves LP
Midland, Texas

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-194999) and Form S-8 (Nos. 333-144586 and 333-204917) of Legacy Reserves LP of our report dated October 13, 2017, relating to the statement of revenues and direct operating expenses for the Jupiter Acceleration Payment Interests for the year ended December 31, 2016, which appears in this Form 8-K.

/s/ BDO USA, LLP

Houston, Texas
October 13, 2017